Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

June 5, 2026

Revere Securities LLC

560 Lexington Avenue – 16th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Kandal M Venture Limited, an exempted company organized in the Cayman Islands with offices located at Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia (the “Company”) and Revere Securities LLC (“ Revere” or the “Placement Agent”) pursuant to which Revere shall serve as the placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offer and private placement of senior convertible promissory notes of the Company and the Class A Ordinary Shares (the “Ordinary Shares”) issuable upon conversion of, or otherwise pursuant to, such notes in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, without any general solicitation or general advertising, and Revere agrees to act as the Company’s exclusive Placement Agent (the “Offering”). The Company and Revere hereby mutually agree to the terms of the Offering and the Securities, and nothing in this Agreement may be construed to suggest that Revere would have the power or authority to bind the Company. The Company expressly acknowledges and agrees that Revere’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Revere to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Revere placing the Securities.

SECTION 1. Appointment of Revere as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with the Offering. The offering documents shall consist of the Purchase Agreement, the form of Note, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and all exhibits attached thereto (collectively, the “Transaction Documents”). Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. During the Exclusive Term, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Transaction Documents. The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Buyer whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The Placement Agent’s engagement pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

SECTION 2. Fees; Expenses; Other Arrangements.

A.	Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to five percent (5.0%) of the aggregate gross proceeds received by the Company from the sale of the Notes at each closing of the Offering (each, a “Closing” and the date on which a Closing occurs, the “Closing Date”).

B.	Advisory Fee. In addition to the Placement Fee, the Company shall pay to the Placement Agent an advisory fee as follows: (i) Twenty Thousand Dollars ($20,000) upon the execution of the engagement letter, which amount has been paid, (ii) Twenty Thousand Dollars ($20,000) upon the first Closing occurring on or after the date hereof, and (iii) Twenty Thousand Dollars ($20,000) upon each subsequent Closing, if any.

C.	Offering Expenses. Subject to compliance with applicable FINRA rules, the Company shall be responsible for and shall pay all expenses relating to each tranche of the Offering, including, without limitation, all filing fees and expenses, all fees and expenses relating to the listing of the Company’s securities on a national exchange, if applicable, all fees, expenses and disbursements relating to the registration or qualification of the Securities under applicable “blue sky” securities laws or applicable foreign securities laws, the costs of all mailing and printing of the Transaction Documents, transfer and/or stamp taxes, if any, the fees and expenses of the Company’s accountants, and a one-time maximum of Forty Thousand Dollars ($40,000) for fees and expenses, including road show, due diligence and reasonable legal fees and disbursements for Revere’s counsel, less any amounts previously paid by or on behalf of the Company toward such fees and expenses. Additionally, one percent (1.0%) of the gross proceeds raised in each tranche of the Offering shall be provided to Revere for non-accountable expenses. The fees and expenses set forth in this Section 2 shall be reflected in the applicable flow of funds letter for each closing.

SECTION 3. Description of the Offering.

The Securities to be offered directly to various buyers (each, a “Buyer” and, collectively, the “Buyers”) pursuant to the Securities Purchase Agreement by and among the Company and the Buyers party thereto, as amended from time to time (the “Purchase Agreement”), shall consist of senior convertible promissory notes of the Company in an aggregate original principal amount of up to $25,000,000 (the “Notes”), consisting of Initial Notes in an aggregate original principal amount of up to $2,000,000, Second Notes in an aggregate original principal amount of up to $1,000,000, and Additional Notes in an aggregate original principal amount of up to $22,000,000, in each case as more particularly described in the Purchase Agreement, and the Ordinary Shares issuable upon conversion of, or otherwise pursuant to, the Notes (the “Conversion Shares” and, together with the Notes, the “Securities”). The Offering will be limited to Buyers that are “accredited investors” within the meaning of Rule 501(a) of Regulation D or otherwise in compliance with applicable securities laws.

If the Company shall default in its obligations to deliver Securities to a Buyer whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

SECTION 4. Delivery and Payment; Closing.

Settlement of the Notes purchased by a Buyer shall be made as set forth in the Purchase Agreement. On the applicable Closing Date, the Notes shall be delivered through such means as the parties to the Purchase Agreement may agree. The Notes shall be registered in such name or names and in such authorized denominations as set forth in the Purchase Agreement. The term “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

SECTION 5. Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will continue until the earlier of (i) completion of the Offering and (ii) termination of this Agreement pursuant to this Section 5 (the “Exclusive Term”). Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

SECTION 6. Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” “controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

SECTION 7. Representations, Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement and each Closing Date, the Company (i) makes such representations and warranties to the Placement Agent as the Company makes to the Buyers pursuant to the Purchase Agreement, and (ii) further represents, warrants and covenants to the Placement Agent, that:

A. Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act or require shareholder approval under the rules and regulations of the Principal Market.

B. Private Placement; No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising within the meaning of Regulation D in connection with the Offering. The Company shall conduct the Offering in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

C. Offering Materials. The Company has not authorized, and will not authorize, the use of any written offering materials in connection with the Offering other than the Transaction Documents, the SEC Documents and such other materials, if any, as are approved by the Company and the Placement Agent for use in connection with the Offering.

D. Blue Sky; Form D. The Company shall timely file a Form D with respect to the Offering as required under Regulation D and shall take such action as the Company reasonably determines is necessary to obtain an exemption for, or to qualify, the Securities for sale to the Buyers under applicable state securities or “blue sky” laws.

E. Additional Issuances. The Company shall comply with the restrictions on additional issuances and Subsequent Placements set forth in the Purchase Agreement.

F. Reservation of Ordinary Shares. So long as any Notes remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance the number of Ordinary Shares required to be reserved pursuant to the Purchase Agreement and the Notes.

G. No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in connection with the Offering.

SECTION 8. Conditions to the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify, the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Placement Agent on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws and shall comply with all applicable federal, state, local and foreign laws, statutes, rules and regulations relating to the offering and sale of the Securities to the Buyers.

B. Company Counsel Matters. On each Closing Date, unless otherwise waived in writing by the Placement Agent, the Placement Agent shall have received the favorable legal opinions of (i) Loeb & Loeb LLP, U.S. counsel to the Company, (ii) Conyers Dill & Pearman, Cayman Islands counsel to the Company, (iii) Hastings & Co., Hong Kong counsel to the Company, and (iv) Sok Siphana Sethalay Law Office, Cambodian counsel to the Company, in each case dated as of such Closing Date, addressed to the Placement Agent or accompanied by a reliance letter in favor of the Placement Agent, and in form and substance reasonably satisfactory to the Placement Agent. To the extent the British Virgin Islands legal opinion of Conyers Dill & Pearman is not delivered on or prior to such Closing Date, the Company shall cause such opinion, addressed to the Placement Agent or accompanied by a reliance letter in favor of the Placement Agent, to be delivered as promptly as practicable following such Closing Date, unless otherwise waived in writing by the Placement Agent.

C. Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and the issuance and sale of the Securities shall have been completed or resolved in a manner reasonably satisfactory to counsel for the Placement Agent, and such counsel shall have been furnished with such papers, certificates and information as it may reasonably request to enable such counsel to pass upon the matters referred to in this Section 8.

D. Officer’s Certificate. On each Closing Date, the Placement Agent shall have received a certificate of the Company, dated as of such Closing Date and signed by the Chairman of the Board of Directors or the Chief Executive Officer of the Company, to the effect that (i) the representations and warranties of the Company contained herein and in the Purchase Agreement are true and correct in all material respects as of such Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date under this Agreement and the Purchase Agreement, and (iii) since the date of execution of this Agreement, no event or series of events has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

E. Chairman’s Certificate. On each Closing Date, the Placement Agent shall have received from the Company a certificate of the Chairman of the Board of Directors of the Company, dated as of such Closing Date, certifying to (i) the resolutions adopted by the board of directors of the Company authorizing the Offering, the Transaction Documents and the transactions contemplated thereby, (ii) the Articles and other organizational documents of the Company then in effect, and (iii) the incumbency and signatures of the officers of the Company executing the Transaction Documents.

F. Good Standing; Organizational Documents. On or before each Closing Date, the Company shall have delivered to the Placement Agent copies of the good standing certificates, certified Articles, certificates of incorporation or equivalent organizational documents, foreign qualification certificates and other organizational documents required to be delivered by the Company or its Subsidiaries to the Buyers pursuant to the Purchase Agreement.

G. Transfer Agent Matters. On or before each Closing Date, the Company shall have delivered to the Placement Agent a copy of the Irrevocable Transfer Agent Instructions, duly executed by the Company and acknowledged in writing by the Company’s transfer agent, and a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding immediately prior to such Closing.

H. Listing Matters. On or before each Closing Date, the Ordinary Shares shall be designated for quotation or listed on the Principal Market and shall not have been suspended from trading by the SEC or the Principal Market, and the Company shall have filed any Additional Listing Application with, or otherwise obtained any required approval from, the Principal Market to list or designate for quotation the applicable Conversion Shares, in each case as required by the Purchase Agreement.

I. Delivery of Transaction Documents and Flow of Funds Letter. On or before each Closing Date, the Company shall have delivered to the Placement Agent copies of the Transaction Documents required to be delivered by the Company to the Buyers at such Closing, including, as applicable, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and the applicable flow of funds letter.

J. Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such other documents, instruments, certificates or information relating to the transactions contemplated hereby as the Placement Agent or its counsel may reasonably request.

SECTION 9. Indemnification and Contribution; Procedures.

A.	Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Transaction Documents; (ii) any materials or information provided to Buyers by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to Buyers by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement. Each Indemnified Person is an intended third-party beneficiary with the same rights to enforce the indemnification that each Indemnified Person would have if he was a party to this Agreement.

B.	Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company shall, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Placement Agent and all Indemnified persons who are parties to such action. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

C.	Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Transaction Documents or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Transaction Documents or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Transaction Documents, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9.C. or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

D.	Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E.	Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

F.	Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

SECTION 10. Limitation of Revere’s Liability to the Company.

Revere and the Company further agree that neither Revere nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Revere and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Revere.

SECTION 11. Limitation of Engagement to the Company.

The Company acknowledges that Revere has been retained only by the Company, that Revere is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Revere is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Revere or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Revere, no one other than the Company is authorized to rely upon any statement or conduct of Revere in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Revere to the Company in connection with Revere’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Revere shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Revere. If any purchase agreement and/or related transaction documents are entered into between the Company and the buyers in the Offering, Revere will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Revere by the Company.

SECTION 12. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

SECTION 13. Confidentiality.

In the event of the consummation or public announcement of the Offering, Revere shall have the right to disclose its participation in the Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. Revere agrees not to use any confidential information concerning the Company provided to Revere by the Company for any purposes other than those contemplated under this Agreement.

SECTION 14. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

SECTION 15. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

SECTION 16. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

SECTION 17. Use of Information.

The Company will furnish Revere such written information as Revere reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Revere will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Revere does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Revere in connection with the provision of its services.

SECTION 18. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary or advisory relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the Purchase Price and other terms of the Securities set forth in the Transaction Documents were established by the Company following discussions and arms-length negotiations with the Buyers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary or advisory relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

SECTION 19. Survival of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the buyers or any person controlling any of them and shall survive issuance and sale of the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 9, 10, and 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

SECTION 20. Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the state and federal courts located in the State of Delaware, (ii) waives any objection which it may have or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the state and federal courts located in the State of Delaware in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service of process upon the Placement Agent in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 21. Cayman Law Matters.

The Company represents and warrants that none of the Company or any of its properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the State of Delaware or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Delaware or United States federal court, service of process, attachment upon or prior to judgment, attachment in aid of execution of judgment, execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the other Transaction Documents; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

The Company represents and warrants that the choice of the laws of the State of Delaware as the governing law of this Agreement and the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands, provided such choice of law is a valid and binding selection under the laws of the State of Delaware. The Company has the power to submit, and pursuant to this Agreement and the other Transaction Documents, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the state and federal courts located in the State of Delaware, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

The Company represents and warrants that any final judgment for a fixed or readily calculable sum of money rendered by a Delaware state or federal court located in the State of Delaware having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the other Transaction Documents would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, provided that such judgment or order (i) is given by a foreign court of competent jurisdiction; (ii) is final and conclusive; (iii) is not in respect of a tax, fine or other penalty; (iv) was not obtained by fraud; and (v) is not of a kind, the enforcement of which is contrary to public policy in the Cayman Islands.

SECTION 22. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Company:

Kandal M Venture Limited

Padachi Village, Prek Ho Commune

Takhmao Town, Kandal Province

Kingdom of Cambodia

Attention: [*]

Email: [*]

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: [*]

Email: [*]

If to the Placement Agent:

Revere Securities LLC

560 Lexington Avenue, 16th Floor

New York, NY 10022

Attention: [*]

E-mail: [*]

With a copy to:

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

Attention: [*]

E-mail: [*]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 23. Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by Revere and the Company. This Agreement shall be binding upon and inure to the benefit of both Revere and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Revere and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 24. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

SECTION 25. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Revere and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

KANDAL M VENTURE LIMITED

By:
	Name:	Duncan Miao
	Title:	Chairman of the Board of Directors

Accepted and Agreed to as of the date first written above:

Revere Securities LLC

By:
	Name:	Dajiang Guo
	Title:	Chief Executive Officer

[Signature Page to Placement Agency Agreement Between Kandal M Venture Limited and Revere Securities LLC]